Exhibit 10.17

Form of Blocked Account Agreement

[—]

[—]

Re:	Transfer of Lock Box and Blocked Account

Ladies and Gentlemen:

1. Reference is made to the blocked accounts set out in Schedule 1 hereto and the related lock box, if any, in both cases, maintained with you (together the “Accounts”) pursuant to an agreement between you and Donegal Receivables Purchasing Limited (the “Owner”), the terms and conditions of which are incorporated herein by reference to the extent such terms and conditions do not conflict with terms hereof. The Owner hereby notifies you that exclusive dominion and control over the Accounts and all monies, instruments and other property from time to time on deposit therein has been irrevocably transferred to Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., trading as Rabobank, as agent (the “Agent”), and that the Agent is hereby irrevocably entitled to exercise any and all rights in respect of or in connection with the Accounts. Each of the Owner, the Agent and you hereby agree that you will accept and comply with any and all instructions of the Agent with respect to the Accounts and any monies, instruments and other property from time to time on deposit therein, without obtaining any further consent of, or requiring any further action by, the Owner, the Servicer (as hereinafter defined) or any Subservicer (as hereinafter defined).

2. You hereby further agree to, and the Owner acknowledges and agrees that you will, comply with any such instructions given to you by the Agent without investigating the reason for any action taken (including the delivery of a Notice of Effectiveness (as hereinafter defined)), the validity of any of the Agent’s agreements with the Owner, the Servicer, any Subservicer or any affiliate of the Owner, Servicer or Subservicer, the existence of any defaults under such agreements, or any other matter

3. You hereby acknowledge and agree that the Agent has a continuing interest in all of the checks and proceeds thereof and all monies and earnings, if any, thereon in the Accounts, and you shall be the Agent’s agent for the purpose of holding and collecting such property. The monies, checks, instruments and other items of payment mailed to, and funds and wire transfers deposited to, the Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Agent (except that you may set off (i) amounts due to you in respect of customary fees and expenses for the routine maintenance and operation of the Accounts, and (ii) the face amount of any checks which have been credited to the Accounts but are subsequently returned unpaid because of uncollected or insufficient funds). By executing this letter agreement you irrevocably waive and agree not to assert, claim or endeavor to exercise, irrevocably bar and estop yourself from asserting, claiming or exercising, and hereby acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other party asserting, claiming or exercising, any right of set-off, banker’s lien, or other form of claim with respect to the Accounts or any deposits, monies, instruments and other property on deposit therein. To the extent you may ever have such rights, you expressly subordinate all such rights to all rights of the Agent.

4. Each of the Owner, the Servicer and the Agent hereby irrevocably instructs you, beginning on the date of your receipt of the Notice of Effectiveness: (i) to collect the monies, checks, instruments and other items of payment mailed to the Accounts; (ii) to deposit into the Accounts all such monies, checks, instruments and other items of payment or all funds collected with respect thereto (unless otherwise instructed by the Agent); (iii) to transfer all funds deposited and collected in the Accounts pursuant to instructions given to you by the Agent from time to time, and (iv) to comply with any other instructions of the Agent with respect to the Accounts, including, without limitation, any instruction to change the name of the Accounts to “Rabobank, as Agent” or any other name notified to you by the Agent.

5. The Agent hereby instructs you that until the Agent has delivered to you a Notice of Effectiveness (a “Notice of Effectiveness”) substantially in the form attached hereto as Annex I you may accept instructions (to the extent such instructions are not inconsistent with the instructions set forth herein) from Makhteshim Agan Industries Ltd., in its capacity as collection agent for the Agent (the “Servicer”), and any sub-agent of the Servicer notified to you by the Servicer (a “Subservicer”), with respect to the Accounts and any monies, instruments and other property from time to time on deposit therein.

6. You hereby agree to, as soon as reasonably practical (but, in any event within five (5) business days), provide the Servicer (in its capacity as collection agent for the Agent), any Subservicer (in its capacity as sub-agent for the Servicer) and the Agent upon request any information relating to the Accounts, including, without limitation, any information regarding the balance or activity of the Accounts.

7. Notwithstanding anything herein to the contrary, it is agreed by the parties hereto that you shall not be liable to the Owner, the Agent, the Servicer or any Subservicer for any action taken by you in good faith in accordance with this letter agreement at the request of the Agent, the Servicer or the Subservicer with respect to any monies, instruments and other property from time to time on deposit in the Accounts except, in each case, for your own gross negligence or wilful misconduct.

8. This letter agreement may not be terminated at any time by the Owner, the Servicer, any Subservicer or you without the prior written consent of the Agent. Subject to such consent being granted, you may terminate this letter agreement by cancelling the Accounts, which cancellation and termination shall become effective upon sixty (60) days’ prior written notice thereof from you to the Agent. Any incoming mail, monies or other property addressed or that would otherwise be delivered to the Accounts but for such cancellation which is received by you after such cancellation shall be forwarded in accordance with the Agent’s instructions. This letter agreement and/or any provision hereof may be changed, amended, modified or waived only by an instrument in writing signed by the Agent, the Servicer and the Owner. You hereby agree that, in the event that any provision in this letter agreement is in conflict, or otherwise inconsistent, with the provisions of any other agreement between you and the Owner or between you and the Servicer or between you and any Subservicer or between you and any affiliate of the Owner, Servicer or any Subservicer, this letter agreement will exclusively govern and control.

9. You shall not assign or transfer your rights or obligations hereunder (other than to the Agent) without the prior written consent of the Agent, the Servicer and the Owner. Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by. each of the parties hereto and their respective successors and assigns.

10. You hereby represent that the person signing this letter agreement on your behalf is duly authorized by you to so sign.

11. Without the prior written consent of the Agent, you will not enter into any agreement by which you agree to comply with any order of any person other than the Agent with respect to the Account or any monies, instruments and other property from time to time on deposit therein. You shall give the Agent prompt written notice (i) if any person requests to enter into any such agreement, (ii) of your receipt of any legal process asserting, or seeking to assert, a lien, adverse claim, writ, garnishment, judgment, warrant of attachment, execution or other similar process against the Accounts or any monies or other property from time to time on deposit therein, or (iii) if you are notified that the Accounts or any monies or other property from time to time on deposit therein have become subject to any lien, adverse claim, writ, garnishment, judgment, warrant of attachment, execution or other similar process, unless the giving of such notice to the Agent would be prohibited by applicable law. For purposes of (iii) above, you shall be deemed to have received notice if any officer responsible for the maintenance and operation of the Accounts receives such notice.

12. By your execution hereof, you hereby covenant and agree that prior to the date that is one (1) year and one (1) day after the payment by the Owner of all of its obligations owing under the Receivables Funding Agreement, dated as of September 28, 2004, by and among Erasmus Capital Corporation, the Agent, and the Owner or the discharge of its obligations under this letter agreement, whichever is later, you shall not institute against, or join any other person in instituting against, the Owner any bankruptcy, liquidation, insolvency, winding up, reorganization or other similar proceeding.

13. Any notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be personally served or sent by facsimile or by courier service and shall be deemed to have been delivered when delivered in person or by courier service or by facsimile. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each person’s name below, or, as to each person, at such other address as may be designated by such person in a written notice to each of the other parties hereto:

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Donegal Receivables Purchasing Limited
5 Harbourmaster Place
IFSC
Dublin 1
Ireland

Attention:	Priscilla Connor / Michael Whelan
Telephone:	+353 1 680 6000
Facsimile:	+353 1 680 6050

Makhteshim Agan Industries Ltd., as Servicer
1 Azrieli Center
Tel Aviv
Israel 67021
Attention:
Telephone:	+972 3 6947 977
Facsimile:	+972 3 6095 012

Rabobank London

as Agent
Thames Court
1 Queenhithe
London EC4V 3RL
England
Attention:	Heinrich Badenhorst
Telephone:	+44 907 809 3263
Facsimile:	+44 207 809 3549

This letter agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute but on and the same letter agreement, This letter agreement shall be governed by and construed in accordance with the laws of England.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

Please acknowledge your agreement to the terms set forth in this letter agreement by executing this letter agreement in the space provided below.

Very truly yours,

DONEGAL RECEIVABLES PURCHASING LIMITED

By:

Name:
Title:

Acknowledged and agreed to as of the first date written above:

[—]

By:

Name:
Title:

MAKHTESHIM AGAN INDUSTRIES LTD.

By:

Name:
Title:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

By:

Name:
Title:

S-1

ANNEX 1

TO BLOCKED ACCOUNT AGREEMENT

[FORM OF NOTICE OF EFFECTIVENESS]

DATED: [            ], [20[    ]

[—]

Attn: [—]

Re:	Blocked Account no. [—]

Ladies and Gentlemen:

Reference is made to the above referenced lock box and blocked account and the letter agreement September [—], 2004 among Donegal Receivables Purchasing Limited, Makhteshim Agan Industries Ltd. (the “Servicer”), Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., as Agent (the “Agent”), and you.

We hereby give you notice that effective immediately you are no longer to accept instructions from the Servicer, any Subservicer or any other person other than the Agent or any person designated in writing on or after the date hereof by the Agent.

[Other instructions]

Very truly yours,

COÖPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

[—]

By:
Name:
Title:

Date:

Appendix-1